Exhibit 23









                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 15, 2002 relating to the financial statements, which appears in Ford Motor Company's Annual Report on Form 10-K for the year-ended December 31, 2001.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
May 10, 2002